EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of report dated June 14, 2006, in the Registration Statement (Form SB-2 No. 333-XXXXX) and related Prospectus of Gryphon Gold Corporation for the registration of 21,525,685 shares of its common stock.

Vancouver, Canada
July 21, 2006